Exhibit 4.5

FORM OF DSU AGREEMENT

This DSU Agreement is entered into between New Horizon Aircraft Ltd. (the “Company”) and the Participant named below, pursuant to the Company’s Omnibus Share Incentive Plan (the “Plan”), a copy of which is attached hereto, and confirms that on:

1.	_________________ (the “Grant Date”),

2.	_________________ (the “Participant”)

3.	was granted ___________________ deferred share units (“DSUs”), in accordance with the terms of the Plan.

4.	The DSUs subject to this DSU Agreement [are fully vested] [will become vested as follows: _________________].

5.	Subject to the terms of the Plan, the settlement of the DSUs, in cash (or, at the election of the Company, in Shares or a combination of cash and Shares), shall be payable to you, net of any applicable withholding taxes in accordance with the Plan, not later than December 15 of the first (1st) calendar year commencing immediately after the Termination Date, provided that if you are a U.S. Taxpayer, the settlement will be as soon as administratively feasible following your Separation from Service. If the Participant is both a U.S. Taxpayer and a Canadian Participant, the settlement of the DSUs will be subject to the provisions of Section 5.5(1) of the Plan.

6.	By signing this agreement, the Participant:

(a)	acknowledges that he or she has read and understands the Plan and agrees with the terms and conditions thereof, which terms and conditions shall be deemed to be incorporated into and form part of this DSU Agreement (subject to any specific variations contained in this DSU Agreement);

(b)	acknowledges that he or she is responsible for paying any applicable taxes and withholding taxes arising from the vesting and redemption of any DSU, as determined by the Company in its sole discretion;

(c)	agrees that a DSU does not carry any voting rights;

(d)	acknowledges that the value of the DSUs granted herein is denominated in Canadian dollars (CAD$), and such value is not guaranteed; and

(e)	recognizes that, at the sole discretion of the Company, the Plan can be administered by a designee of the Company by virtue of Section 2.2 of the Plan and any communication from or to the designee shall be deemed to be from or to the Company.

7.	The Participant acknowledges and represents that: (a) the Participant fully understands and agrees to be bound by the terms and provisions of this DSU Agreement and the Plan; (b) agrees and acknowledges that the Participant has received a copy of the Plan and that the terms of the Plan form part of this DSU Agreement, and (c) hereby accepts these DSUs subject to all of the terms and provisions hereof and of the Plan. To the extent of any inconsistency between the terms of this DSU Agreement and those of the Plan, the terms of the Plan shall govern. The Participant has reviewed this DSU Agreement and the Plan, and has had an opportunity to obtain the advice of counsel prior to executing this DSU Agreement.

8.	This DSU Agreement and the terms of the Plan incorporated herein constitutes the entire agreement of the Company and the Participant (collectively the “Parties”) with respect to the DSUs and supersedes in its entirety all prior undertakings and agreements of the Parties with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Parties. This DSU Agreement and the terms of the Plan incorporated herein are to be construed in accordance with and governed by the laws of the Province of Ontario. Should any provision of this DSU Agreement or the Plan be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

9.	In accordance with Section 8.4(5) of the Plan, unless the Shares that may be issued upon the settlement of the DSU are registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and any applicable state securities laws, such Shares may not be issued in the “United States” or to “U.S. Persons” (each as defined in Rule 902 of Regulation S under the U.S. Securities Act) unless an exemption from the registration requirements of the U.S. Securities Act is available. Any Shares issued to a Participant in the United States that have not been registered under the U.S. Securities Act will be deemed “restricted securities” (as defined in Rule 144(a)(3) of the U.S. Securities Act) and bear a restrictive legend to such effect.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Plan.

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IN WITNESS WHEREOF the Company and the Participant have executed this DSU Agreement as of _______, 20__.

NEW HORIZON AIRCRAFT LTD.

Per:
Authorized Signatory

EXECUTED by [●] in the presence of:	)
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Signature	)
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Print Name	)	[NAME OF PARTICIPANT]
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Address	)
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Occupation	)

Note to Plan Participants

This Agreement must be signed where indicated and returned to the Company within 30 days of receipt. Failure to acknowledge acceptance of this grant will result in the cancellation of your DSUs.